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                                                                    EXHIBIT 21.1


                     South Florida Bank Holding Corporation


                                   Form 10-KSB


                     For Fiscal Year Ended December 31, 1998







                           Subsidiaries of Registrant


                South Florida Bank, incorporated under the laws of the State of Florida

                New Town Properties, Inc., incorporated
                under the laws of the State of Florida and a wholly-owned subsidiary of South Florida
                Bank.

                Valu Prop, Inc., incorporated under the laws of the State of Florida and a wholly-owned subsidiary of South Florida Bank.